         FORM 3 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
         100 W. LIBERTY STREET, 10TH FLOOR
         RENO, NV  89501

DESIGNATED FILER:   AE HARRIS TRUST

ISSUER AND TICKER SYMBOL: News Corporation (NWS)

DATE OF EVENT
 REQUIRING REGISTRATION:  11/12/2004

           CRUDEN FINANCIAL SERVICES LLC
SIGNATURE: By: Laura O' Leary, [Title] Attorney-in-Fact

NAME: CFS 2 LLC

ADDRESS:  C/O MCDONALD CARANO WILSON LLP
          100 W. LIBERTY STREET, 10TH FLOOR
          RENO, NV  89501

DESIGNATED FILER: AE HARRIS TRUST

ISSUER AND TICKER SYMBOL: News Corporation (NWS)

DATE OF EVENT
 REQUIRING REGISTRATION:  11/12/2004

           CFS 2 LLC
SIGNATURE: By: Laura O' Leary, [Title] Attorney-in-Facts